Exhibit 4.1

COMMON STOCK	COMMON STOCK

PAR VALUE $0.001	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Certificate Number —	TERCICA CORPORATE LOGO	Shares **0*********** ****0********* ******0******* ********0***** **********0***

TERCICA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	SPECIMEN	CUSIP 88078L 10 5
SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of	ZERO

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON SHARES, PAR VALUE $0.001 PER SHARE, OF

TERCICA, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

	TERCICA, INC CORPORATE SEAL	DATED <<Month Day, Year>>
/s/ John A. Scarlett, M.D.
Chief Executive Officer		COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,

		By	VOID
AUTHORIZED SIGNATURE
/s/ Ajay Bansal
Chief Financial Officer and Senior Vice President of Finance,
Corporate Development and Corporate Communications

SECURITY INSTRUCTIONS ON REVERSE

TERCICA, INC.

A statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT – Custodian
TEN COM	—	as tenants in common	(Cust) (Minor)

TEN ENT	—	as tenants by entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	—	as joint tenants with right of	UNIF TRF MIN ACT – Custodian (until age )
		survivorship and not as tenants in	(Cust) (Minor)
		common	under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby sell, assign and transfer unto

__________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

                                                                                                                                                                                                         Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                 Attorney

to transfer said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: 20

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:
Signature:
NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tercica, Inc. (the “Company”) and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”), dated as of October 13, 2006, as amended from time to time (the “Rights Agreement”), the terms of which are herby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company, Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by and subsequent holder, shall become null and void.